EXHIBIT 23.2



The Members
ACME Intermediate Holdings, LLC:



We consent to the use of our reports included herein and to the reference to our firm under the heading 'Experts' in the prospectus.



                                          KPMG PEAT MARWICK LLP



Los Angeles, California
November 13, 1997